UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2007

POINT THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19410	04-3216862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 FEDERAL STREET, BOSTON, MASSACHUSETTS		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 933-2130

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2007, Point Therapeutics, Inc. (the “Company”) entered into an engagement agreement (the “Agreement”) with Rodman & Renshaw, LLC (the “Placement Agent”) relating to the public offering (the “Offering”) of up to an anticipated $5,802,500 in registered securities. A copy of the Engagement Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On February 1, 2007 the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with four investors to purchase an aggregate of 6,523,776 shares of common stock and 1,369,992 warrants (the “Warrants”) to purchase shares of common stock (the “Offering”). The gross proceeds from the Offering will be $4,762,356 and the net proceeds from the Offering, after deducting the Placement Agents’ fees and before expenses, will be $4,476,615.

A copy of the form of the Purchase Agreements is attached hereto as Exhibit 1.2 and is incorporated herein by reference.

Item 8.01 Other Events.

The Offering was made pursuant to the Registration Statement on Form S-3 (File No. 333-121393) filed on December 17, 2004 with the Securities and Exchange Commission and the related prospectus supplement dated February 1, 2007 (the “Prospectus Supplement”). The Company’s press release, dated February 2, 2007, announcing the pricing of the Offering, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Engagement Agreement, dated January 30, 2007.

1.2	Form of Stock Purchase Agreement.

99.1	Press Release, dated February 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT THERAPEUTICS, INC.

By:   /s/    Donald R. Kiepert, Jr.

Name:  Donald R. Kiepert, Jr.

Title:   President, Chief Executive Officer

February 2, 2007

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description

1.1	Engagement Agreement, dated January 30, 2007.

1.2	Form of Stock Purchase Agreement.

99.1	Press Release, dated February 2, 2007.